Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

SailPoint, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	Other	73,300,516 (2)	$23.23(3)	$1,702,770,986.68	0.00015310	$260,694.24

Equity	Common Stock, par value $0.0001 per share	Other	13,327,367(4)	$19.75(5)	$263,215,498.25	0.00015310	$40,298.30

Total Offering Amounts					$1,965,986,484.93		$300,992.54

Total Fee Offsets							—

Net Fee Due							$300,992.54

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that becomes issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	Represents 73,300,516 shares of common stock reserved for issuance under the SailPoint, Inc. Omnibus Incentive Plan.

(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on February 14, 2025.

(4)	Represents 13,327,367 shares of common stock reserved for issuance under the SailPoint, Inc. Employee Stock Purchase Plan (the “ESPP”).

(5)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $23.23, the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on February 14, 2025, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.